EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------

 21.69      Monthly Statement for February 1997

                        STATEMENT TO CERTIFICATEHOLDERS

    Security Pacific National Bank                  Current Collection Period:
                                                    01-Jan-97 to 31-Jan-97
    SPNB Home Equity Loan Asset Backed Securities   P & S Agreement Date:
    7.85% Class A Certificates, Series 1991-1       Original Settlement Date:
    8.85% Class B Certificates, Series 1991-1       Distribution Date: 18-Feb-97

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00i.   Amount Allocable to Class A Monthly Principal                 2.305247
     ii.  Amount of Class A Principal Shortfall                         0.000000
     iii. Carryover Class A Principal Shortfall After Such              0.000000
             Distribution

 2.00i.   Amount Allocable to Class A Monthly Interest                  0.052678
     ii.  Amount of Class A Interest Shortfall                          0.000000
     iii. Amount of Class A Carryover Interest Shortfall                0.000000
     iv.  Remaining Class A Carryover Interest Shortfall After          0.000000
          Such Distribution

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00i.   Amount Allocable to Class B Monthly Principal                 0.000000

 4.00i.   Amount Allocable to Class B Monthly Interest                  7.375000
     ii.  Amount of Class B Interest Shortfall                          0.000000
     iii. Amount of Class B Carryover Interest Shortfall                0.000000
     iv.  Remaining Class B Carryover Interest Shortfall After          0.000000
             Such Distribution

 5.00i.   Ending Class A Certificate Principal Balance              4,007,095.34
     ii.  Ending Class A Principal Factor                              0.574737%

 6.00i.   Ending Class B Certificate Principal Balance             83,977,324.21
     ii.  Ending Class B Principal Factor                            100.000000%

 7.00i.   Ending Pool Balance                                      87,984,419.55
     ii.  Ending Pool Factor                                          11.262981%

 8.00i.   Amount of Voluntary Advances                                      0.00

 9.00i.   Number of Mortgage Loans 30 to 59 Days Delinquent                   95
     ii.  Percentage of Mortgage Loans 30 to 59 Days Delinquent            3.65%
     iii. Aggregate Principal Balances of Mortgage Loans 30 to 4,437,786.24 59 Days Delinquent
     iv.  Percentage of Principal Balances 30 to 59 Days                   5.04%
             Delinquent

     v.   Number of Mortgage Loans 60 to 89 Days Delinquent                   20
     vi.  Percentage of Mortgage Loans 60 to 89 Days Delinquent            0.77%
     vii. Aggregate Principal Balances of Mortgage Loans 60 to        770,182.48
             89 Days Delinquent
     viii.Percentage of Principal Balances 60 to 89 Days                   0.88%
             Delinquent

     ix.  Number of Mortgage Loans 90 or More Days Delinquent                 19
      x.  Percentage of Mortgage Loans 90 or More Days                     0.73%
             Delinquent
      xi. Aggregate Principal Balances of Mortgage Loans 90 or 1,091,695.36 More Days Delinquent
      xii.Percentage of Principal Balances 90 or More Days                 1.24%
             Delinquent

10.00i.   Aggregate Principal Balance of Mortgage Loans in                  0.00
             Foreclosure
     ii.  Number of Mortgage Loans in Foreclosure                             16
     iii. Book Value of Real Estate Acquired Through                1,923,000.00
          Foreclosure or Grant of a Deed

11.00     Class B Surety Bond Amount                               92,374,810.00
             (after giving effect to all distributions for such Distribution Date)